EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND REGULATIONS PROMULGATED THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

PURCHASE MONEY FINANCING LINE OF CREDIT

PROMISSORY NOTE

$5,000,000.00
September 15, 2003

FOR VALUE RECEIVED, KNOLOGY NEW MEDIA, INC., a Delaware corporation (the “Debtor”), hereby unconditionally promises to pay to the order of SCANA COMMUNICATIONS HOLDINGS, INC. (“SCHI”) and CAMPBELL B. LANIER, III (each a “Holder” and collectively the “Holders”), at the offices of the Holders set forth on the signature pages hereof, or at such other place for a Holder as such Holder may designate in writing to the Debtor, in lawful money of the United States of America, and in immediately available funds, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00) or such lesser amount as may be the aggregate principal amount of loans outstanding hereunder, together with interest on the aggregate principal balance from time to time outstanding hereunder (computed on the basis of a 365-day year and the actual number of days elapsed) from the date each such loan is outstanding until paid in full at a per annum rate equal to 12.00% (subject to increase as provided hereinafter in the event of an Event of Default).

During the period from the date hereof through but excluding the Maturity Date (as defined below), the Debtor may request, and the Holders may, in their sole and absolute discretion, make loans to the Debtor, which loans shall be evidenced by this Note. The Debtor shall use the proceeds of loans hereunder solely to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets (such equipment, inventory, and other network assets collectively referred to herein as “Network Assets”) relating to the System (as defined in that certain Asset Purchase Agreement dated as of July 15, 2003, by and between Verizon Media Ventures Inc. and the Debtor).

To obtain a loan hereunder, the Debtor shall provide a written loan request (or a telephonic request subsequently confirmed in writing) to each Holder at the address for each such Holder on the signature pages hereof not later than three business days prior to the date of the requested loan. Such request shall specify: (i) the amount of the requested loan, (ii) the deposit account and wiring instructions into which such requested loan shall be deposited and (iii) a detailed list or description of the Network Assets to be purchased using the proceeds of the requested loan. In the event the Holders agree to make the loan, in their sole discretion, the Holders will, on the date requested in the loan request, deliver such requested loan via wire transfer to the deposit account specified by the Debtor in such loan request. If either Holder elects not to make the requested loan hereunder, neither Holder shall make the requested loan.

If each Holder elects to make a requested loan hereunder, each Holder shall make available to the Debtor one-half of the requested loan in accordance with the loan request delivered with respect to such requested loan. Each payment by the Debtor (or any other person or entity) on account of the loans made hereunder (whether or not such payment is sufficient to satisfy the payment in full of all amounts outstanding hereunder), shall be shared by the Holders in accordance with the Pro Rata Share of each such Holder, and the Debtor shall make each such payment by paying each Holder its Pro Rata Share of such payment rather than by making the entire payment to the Holders jointly. For purposes of this Note, a Holder’s “Pro Rata Share” shall mean the fraction that results from dividing the amount of principal and accrued interest due to such Holder by the total principal and accrued interest due to both Holders.

The entire principal amount of all loans made hereunder, and all accrued and unpaid interest thereon, shall be repaid by the Debtor in a single installment on the Maturity Date. For purposes of this Note: “Maturity Date” shall mean the earlier to occur of (i) March 31, 2004 or (ii) the date ten days following the consummation of a Qualified Equity Offering; “Qualified Equity Offering” shall mean the issuance and sale of Common Stock pursuant to an initial public offering or the issuance and sale of Private Placement Preferred Stock pursuant to a private placement which, in either case, generates aggregate gross proceeds in an amount equal to or in excess of $50,000,000.00; “Common Stock” shall mean the common stock of Knology, Inc., a Delaware corporation (the “Parent”); “Non-Voting Common Stock” shall mean the non-voting common stock of the Parent; “Private Placement Preferred Stock” shall mean any series of preferred stock of the Parent issued in a Qualified Equity Offering (as defined below).

Each Holder is hereby given the right, upon the consummation of a Qualified Equity Offering and for a period of ten (10) days thereafter, to convert all or a portion of its respective interest in loans made to the Debtor hereunder, together with all interest accrued thereon, into (a), in the case of a Qualified Equity Offering in which only Common Stock is issued, shares of Common Stock or Non-Voting Common Stock, as elected by such Holder, or (b), in the case of a Qualified Equity Offering in which any Private Placement Preferred Stock is issued, Private Placement Preferred Stock or, if elected by such Holder in the event that such Private Placement Preferred Stock has voting rights, a new series of preferred stock of the Parent (“Non-Voting Private Placement Preferred Stock”) having preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, identical to those of, and otherwise being issued on a pari passu basis with, the Private Placement Preferred Stock, except that such series shall be non-voting except to the extent required by law (and, if the Private Placement Preferred Stock is convertible into voting shares of any class or series, the Non-Voting Private Placement Preferred Stock shall be convertible at the same rate into shares of a separate class or series with preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof identical to those of the class or series into which the Private Placement Preferred Stock is convertible, except that the shares of the class or series into which the Non-Voting Private Placement Preferred Stock are convertible shall be non-voting and shall automatically convert to an equal number of shares of the class or series into which the Private Placement Preferred Stock is convertible upon any transfer to a nonaffiliate of SCHI) and shall automatically convert into an equal number of shares of Private Placement Preferred Stock upon any transfer to a nonaffiliate of SCHI. The number of shares of Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock or Non-Voting Private Placement Preferred Stock into which a Holder’s interest in loans made hereunder and the accrued interest thereon are converted shall be equal to the quotient obtained by dividing (x) the aggregate principal amount, and accrued interest thereon, of the loans owing to such Holder to be so converted by (y) the price per share at which the Common Stock or Private Placement Preferred Stock, as applicable, was offered pursuant to the Qualified Equity Offering. The Debtor shall give each Holder at least ten (10) days’ notice prior to the consummation of a Qualified Equity Offering. To convert its respective Pro Rata Share of this Note and the loans evidenced hereby into Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock or Non-Voting Private Placement Preferred Stock, as applicable, a Holder must give the Debtor notice of the election to convert all or a portion of its Pro Rata Share of this Note and the loans evidenced hereby into Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock or Non-Voting Private Placement Preferred Stock, as applicable, pursuant to the terms hereof, which notice shall state therein the amount so being converted and the name or names in which the certificate or certificates for the number of shares of Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock or Non-Voting Private Placement Preferred Stock, as applicable, are to be issued. The Debtor shall, as promptly as practicable after such notice is given, but in no event later than five (5) days after such notice is given, and at its expense, issue and deliver to or upon the written order of such Holder a certificate or certificates for the full number of shares of Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock or Non-Voting Private Placement Preferred Stock, as applicable, to which such Holder is entitled and a check or cash with respect to any fractional interest in shares as provided herein. Such conversion shall be deemed to have been made on the date of the consummation of the Qualified Equity Offering, and the person or persons entitled to receive shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. No fractional shares shall be issued upon any conversion of this Note. In lieu of any fractional shares to which a Holder would otherwise be entitled, the Debtor shall pay cash equal to the product of such fraction multiplied by the price used to determine the number of shares into which this Note is converted.

If a Holder does not elect to convert all of its Pro Rata Share of the loans and accrued interest evidenced hereby upon the occurrence of a Qualified Equity Offering, then the entire outstanding principal amount of this Note owing to such Holder not so converted, together with all interest accrued thereon and not so converted, shall be due and payable in full in cash on the Maturity Date. One Holder may elect to convert its Pro Rata Share of this Note even if the other Holder elects not to convert its Pro Rata Share. Notwithstanding the foregoing, if an Event of Default occurs and is continuing, the Parent shall, at the request of a Holder, authorize and create a new Series F (or similar designation) voting preferred stock (“New Series F Preferred Stock”) and/or a new Series G (or similar designation) non-voting preferred stock (“New Series G Preferred Stock”; the New Series F Preferred Stock and the New Series G Preferred Stock collectively referred to as the “New Preferred Stock”) and such Holder may, but shall not be obligated to, elect to convert all or a portion of such amounts into shares of New Series F Preferred Stock and/or New Series G Preferred Stock, as elected by such Holder, using a conversion price per share agreed upon by such Holder and the Debtor or determined by a nationally recognized investment banking firm, as provided below. The New Series F Preferred Stock and the New Series G Preferred Stock shall contain the same preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, including voting rights (in the case of the New Series F Preferred Stock) or the lack thereof (in the case of the New Series G Preferred Stock) and liquidation preference, and shall otherwise be issued on a pari passu basis with, the Series D Preferred Stock and Series E Preferred Stock, respectively, of the Parent, that is issued and outstanding on the date hereof. To convert its respective Pro Rata Share of this Note and the loans evidenced hereby into New Preferred Stock, a Holder must give the Debtor notice of such election, which notice shall state therein the amount so being converted and the name or names in which the certificate or certificates for the shares of New Preferred Stock are to be issued. Upon receipt of such notice, the Debtor and such Holder shall enter into good faith negotiations as to the applicable conversion price. If the Debtor and such Holder are unable to agree upon such conversion price within 45 days after the delivery by such Holder of the notice requesting such conversion, the Debtor shall, at its expense, engage a nationally recognized investment banking firm selected by the Holder to determine the conversion price based upon what is fair to the Parent and the Holder from a financial point of view and such firm’s valuation of the Parent at the time of such conversion. The Debtor shall, as promptly as practicable, but in no event later than five (5) days after an agreement has been reached as to the conversion price (or the date the investment banking firm determines the conversion price, as applicable), and at its expense, issue and deliver to or upon the written order of such Holder a certificate or certificates for the full number of shares of New Preferred Stock to which such Holder is entitled and a check or cash with respect to any fractional interest in shares as provided herein. No fractional shares shall be issued upon any conversion of this Note. In lieu of any fractional shares to which a Holder would otherwise be entitled, the Debtor shall pay cash equal to the product of such fraction multiplied by the price used to determine the number of shares into which this Note is converted.

This Note may be prepaid only with the prior written consent of all Holders.

All payments of cash hereunder shall be made in lawful money of the United States of America, without offset.

Each of the following events shall constitute an “Event of Default” under this Note: (i) the Debtor shall fail to pay any principal, interest or other amount due hereunder when due, or the Debtor shall in any way fail to comply with the other terms, covenants or conditions contained in this Note and such failure continues for a period of five (5) days; (ii) any written representation or warranty made at any time by the Debtor to the Holders in this Note or in any other document delivered in connection therewith shall prove to have been incorrect or misleading in any material respect when made; (iii) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall occur under any other material document, instrument, contract or agreement now or hereafter entered into by the Debtor and the Holders or executed by the Debtor in favor of the Holders, or the Debtor shall in any way fail to comply with the terms, covenants or conditions contained in any such material document, instrument, contract or agreement; (iv) a default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall occur under any document, instrument, contract or agreement (a) evidencing or securing indebtedness of the Debtor for borrowed money in a principal amount in excess of $2,000,000 or (b) the loss, breach of termination of which would reasonably be expected to have a material adverse effect on the financial condition of the Debtor; (v) a final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Debtor and such judgment or order has or is reasonably likely to have a material adverse effect on the financial condition of the Debtor; (vi) a warrant, writ of attachment, levy or other similar process shall be issued against property of the Debtor having an aggregate value in excess of $2,000,000; (vii) the Debtor shall (a) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law (as now or hereafter in effect), (b) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (c) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (d) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (e) admit in writing its inability to pay its debts as they become due or (f) make a general assignment for the benefit of creditors; or (viii) a case or other proceeding shall be commenced against the Debtor in any court of competent jurisdiction seeking (a) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts and such case or other proceeding is not dismissed within ninety (90) days or (b) the appointment of a trustee, receiver, custodian, liquidator or the like for the Debtor or all or any substantial part of the assets, domestic or foreign, of the Debtor.

Upon the occurrence of an Event of Default (other than an Event of Default described in clause (vii) or (viii) of the definition thereof), any and all of the loans and the Debtor’s other obligations hereunder, at the option of either Holder, and without demand or notice of any kind, may be immediately declared, and thereupon shall immediately become in default and due and payable and the Holders may exercise any and all rights and remedies available to it at law, in equity or otherwise. Upon the occurrence of an Event of Default described in clause (vii) or (viii) of the definition thereof, any and all of the loans and the Debtor’s other obligations hereunder, without demand or notice of any kind, shall immediately become in default and due and payable and the Holders may exercise any and all rights and remedies available to it at law, in equity or otherwise. Further, upon the occurrence of an Event of Default, the interest rate applicable to the loans evidenced hereby shall be increased by 2% from the rate then in effect.

The Debtor shall pay all expenses incurred by the Holders in connection with the negotiation, preparation, execution, delivery, performance and collection of this Note and all loans made hereunder and all documents, instruments, contract or agreement now or hereafter entered into in connection herewith and therewith, including, without limitation, the reasonable fees and disbursements of counsel to the Holders actually incurred.

The costs and expenses incurred by the Holders in connection with the collection and enforcement of this Note including, but not limited to, the seizure, foreclosure, disposition or other realization of any of the collateral security securing this Note, and all payments and recoveries with respect to such collection and enforcement actions, shall be shared pro rata by the Holders in accordance with their respective Pro Rata Shares. Upon the occurrence of an Event of Default, each Holder shall be entitled to act independent of the other with respect to the taking of any collection or enforcement remedies hereunder.

Time is of the essence of this Note.

This Note is secured solely by the Network Assets purchased with the proceeds of the loans hereunder pursuant to that certain Purchase Money Security Agreement dated as of even date herewith by and between the Debtor and the Holders, as the same may be amended from time to time (the “Security Agreement”). Each Holder shall have an interest in the collateral covered by the Security Agreement equal to the respective Pro Rata Share of such Holder.

THE DEBTOR, AND EACH HOLDER BY ACCEPTING THIS NOTE, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN THE DEBTOR AND THE HOLDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT. ACCORDINGLY, THE HOLDERS AND THE DEBTOR HEREBY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE DEBTOR ARISING OUT OF THIS NOTE OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE DEBTOR AND THE HOLDERS OF ANY KIND OR NATURE.

THE DEBTOR, AND THE HOLDERS BY ACCEPTING THIS NOTE, HEREBY AGREE THAT THE FEDERAL COURTS AND STATE COURTS LOCATED IN SOUTH CAROLINA SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE DEBTOR AND THE HOLDERS PERTAINING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE DEBTOR AND THE HOLDERS OF ANY KIND OR NATURE. THE DEBTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT

REQUESTED ADDRESSED TO THE DEBTOR AT THE ADDRESS OF THE DEBTOR SET FORTH BELOW ITS SIGNATURE HERETO. SHOULD THE DEBTOR FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE HOLDERS OR THE ENFORCEMENT BY THE HOLDERS OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, THE DEBTOR HEREBY WAIVES THE RIGHT TO ASSERT THE DEFENSE OF FORUM NON CONVENIENS AND THE RIGHT TO CHALLENGE THE VENUE OF ANY COURT PROCEEDING.

THE DEBTOR AGREES THAT ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND, FOR THE PURPOSES OF MAKING PAYMENTS HEREUNDER, THE DEBTOR HEREBY WAIVES ANY RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM.

FURTHER, THE DEBTOR WAIVES (I) ANY NOTICE OR HEARING PRIOR TO THE TAKING POSSESSION OR CONTROL BY THE HOLDERS OF ANY COLLATERAL GIVEN BY THE DEBTOR, (II) THE POSTING OF ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE HOLDERS TO EXERCISE ANY OF ITS RIGHTS OR REMEDIES, INCLUDING THE ISSUANCE OF AN IMMEDIATE WRIT OF POSSESSION AND (III) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION OF LAWS.

THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF.

No delay or failure on the part of either Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

Any amendment to this Note must be in writing and signed by all Holders and the Debtor. Any waiver or consent of a Holder must be in a writing signed by such Holder.

The Debtor hereby waives presentment, demand, notice of dishonor, protest and all other notices whatever.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

Notwithstanding any terms or provisions contained herein or elsewhere, in no event shall the aggregate amount of Interest (as defined below) contracted for, reserved, charged, collected, taken or received by the Holders pursuant to this Note exceed the maximum amount permissible (the “Maximum Rate”) under the Usury Laws (as defined below). Neither the exercise by the Holders of its rights to accelerate the payment or the maturity of any indebtedness evidenced by this Note, nor the prepayment by the Debtor of any of the indebtedness evidenced by this Note, nor the occurrence of any other event or contingency whatsoever, shall entitle the Holders to charge, collect or receive Interest in excess of the Maximum Rate and in no event shall the Debtor be obligated to pay Interest exceeding the Maximum Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency operate to bind, obligate or compel the Debtor to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, but only to the extent of the excess of Interest over such Maximum Rate. If any Interest is contracted for, charged, collected, taken or received in excess of the Maximum Rate (“Excess”), the Debtor acknowledges and agrees that any such obligation, charge, collection or receipt shall be the result of a bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal hereof and the balance of such Excess, if any, shall be returned to the Debtor; it being the express intent of the Debtor and the Holders that the Debtor not pay and the Holders not receive, charge or collect, directly or indirectly, interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged, collected or received by the Holders, all Interest at any time contracted for, charged, collected or received from the Debtor in connection with the indebtedness evidenced by this Note shall, to the extent permitted by the Usury Laws, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Note. The Debtor and the Holders agree, to the maximum extent permitted under the Usury Laws, to (i) characterize any non-principal payment as an expense rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. For purposes hereof, the term “Interest” shall mean any and all interest, fees, premiums and other charges for the use of money or the extension of credit and shall include any “interest” (or any amount or sum deemed to be “interest”) under and as defined in the Usury Laws; and the term “Usury Laws” shall mean any applicable laws, statutes, rules, regulations or ordinances limiting, governing or otherwise regulating the rate or amount of Interest or the manner which Interest may be calculated, charged, collected, paid, contracted for or disclosed.

This Note shall be binding upon the successors of the Debtor, and the Debtor shall not assign any of its obligations hereunder to any person or entity.

Each Holder shall maintain a set of accounts regarding the amount of loans made hereunder, the amount of accrued interest thereon, and the amount of each payment made by the debtor with respect thereto; provided, however, that the failure to maintain such accounts shall not relieve or discharge the Debtor from its obligations hereunder. Such accounts shall be binding upon the Debtor absent manifest error.

Any notice to be given hereunder shall be in writing, shall be sent to the party to which such notice is given at the address of such party set forth below its signature hereto or to such other address for such party as it may designate by notice to the other parties hereto, and shall be deemed effectively given: (i) on the earlier of the date of receipt or the date three (3) business days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested; (ii) upon personal delivery to the party to be notified; (iii) when sent by confirmed fax or telex if sent during normal business hours of the recipient, if not, then on the next business day; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt.

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[Signature Page to Purchase Money Financing Line of Credit Note]

IN WITNESS WHEREOF, the Debtor has duly executed and delivered this Purchase Money Financing Line of Credit Promissory Note as of the date and year first written above.

KNOLOGY NEW MEDIA, INC.

By:	/s/ Chad Wachter
Name: Chad Wachter
Title: Vice President, General Counsel

Address for Notices
1241 O.G. Skinner Drive
P.O. Box 510 (31833)
West Point, Georgia 31833-1789
Attn: Chad S. Wachter, General Counsel

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[Signature Page to Purchase Money Financing Line of Credit Note, continued]

Accepted:

SCANA COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Peter J. Winnington
Name: Peter J. Winnington
Title: Assistant Treasurer/Assistant Secretary

Address for Notices

SCANA Communications Holdings, Inc.

c/o Belfint Lyons & Shuman

(mail address)

P.O. Box 2105

Wilmington, Delaware 19899-2105

(delivery address)

200 West Ninth Street Plaza, Suite 600

Wilmington, Delaware 19801

Attn: Mr. Peter Winnington

Phone: (302) 573-3907

Fax: (302) 658-0468

Email: pwinnington@belfint.com

with a copy to:

SCANA Communications Holdings, Inc.

1426 Main Street

Columbia, SC 29201

Attn: James E. Swan IV

Phone: (803) 217-6017

Fax: (803) 933-7686

Email: jswan@scana.com

and to:

McNair Law Firm, P.A.

(mail address)

P.O. Box 11390

Columbia, SC 29211

(delivery address)

[Signature Page to Purchase Money Financing Line of Credit Note, continued]

1301 Gervais Street

17th Floor

Columbia, SC 29201

Attn: John W. Currie, Esq.

Phone: (803) 376-2272

Fax: (803) 376-2277

Email: jcurrie@mcnair.net

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[Signature Page to Purchase Money Financing Line of Credit Note, continued]

/s/ Cambell B. Lanier
Campbell B. Lanier, III

Address for Notices

c/o Knology, Inc.

1241 O.G. Skinner Drive

P.O. Box 510 (31833)

West Point, Georgia 31833-1789

Attn: Chad S. Wachter, General Counsel

[Signature Page to Purchase Money Financing Line of Credit Note, continued]

Knology, Inc., solely for purposes of the provisions contained in this Note relating to the conversion of any amounts owing by the Debtor hereunder into shares of Common Stock, Non-Voting Common Stock, Private Placement Preferred Stock, Non-Voting Private Placement Preferred Stock and New Preferred Stock of Knology, Inc., as applicable, and not in any way as a guarantor or surety, hereby agrees and consents to such conversion provisions and hereby agrees (a) to take all actions as may be reasonably necessary or desirable to effect any requested conversion permitted hereunder and (b), in the case of any conversion into Common Stock, Non-Voting Common Stock or Private Placement Preferred Stock, to authorize and reserve a sufficient number of shares therefrom for conversion as contemplated herein, or, in the case of any conversion into Non-Voting Private Placement Preferred Stock or New Preferred Stock, to take all actions as may be reasonably necessary or desirable to create, authorize and reserve for conversion as contemplated herein a sufficient number of shares of (x) such Non-Voting Private Placement Preferred Stock or New Preferred Stock, as applicable, and (y) any class or series of stock into which such Non-Voting Private Placement Preferred Stock or New Preferred Stock, as applicable, may be converted.

KNOLOGY, INC.

By:	/s/ Chad Wachter
Title: Vice President, General Counsel